Exhibit 10.1


                                 FIRST AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

     This First Amendment (the "Amendment") to the Agreement and Plan of Merger, dated as of June 11, 2005, by and among Mediamax Technology Corporation, a Nevada corporation ("Buyer"), MMXT Sub, Inc. a Nevada corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and SunnComm International, Inc., a Nevada Corporation ("Seller"), (the "Merger Agreement"), is entered into this 2nd day of November, 2005 by and among the Buyer, the Sub and the Seller. Capitalized terms not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, the parties to this Amendment originally executed the Merger Agreement on June 11, 2005;

     WHEREAS, Section 1.04(a) of the Merger Agreement provides that, prior to the Effective Time, Buyer shall (i) increase the number of the members of the Board of Directors of Buyer to five and (ii) take such action as may be necessary such that Peter H. Jacobs and Eric Vanderwater shall have been elected to the Board of Directors of Buyer as of the Effective Time.

     WHEREAS, Section 1.04(a) of the Merger Agreement provides that Peter H. Jacobs will, at or prior to the Effective Time, be appointed by the Board of Directors to serve as the Chief Executive Officer of the Buyer;

     WHEREAS, Section 1.04(a) of the Merger Agreement also provides that, in the event that Buyer or Seller engages in an equity financing prior to the Effective Time, and, pursuant to the terms of such financing, the investors in such financing are entitled to designate one or more individuals to serve on the Board of Directors of Buyer, Buyer and Seller shall amend Section 1.04 (a) accordingly;

     WHEREAS, with the assistance of Buyer, Seller has engaged in an equity financing with Granite Capital Investments, Inc. (the "Investor");

     WHEREAS, the Investor desires to change the composition of the Board of Directors and bring in an industry specialist to serve as Chief Executive Officer of the Surviving Corporation;

     WHEREAS, therefore, Buyer, Seller and Sub wish to amend Section 1.04(a) of the Merger Agreement to comport with the management changes desired by Investor;

     WHEREAS, Section 8.04 of the Merger Agreement provides that the Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, but that the Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto; and

     WHEREAS, this Amendment to the Merger Agreement has been authorized by the respective Boards of Directors of Buyer, Seller and Sub;

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     WHEREAS, each party to this Amendment has determined that this Amendment is in the best interests of such party and its stockholders;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Sub hereby agree as follows:

     SECTION 1. Section 1.04 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:


          "Section 1.04 Management of Buyer and Surviving Corporation.

               "(a) On or prior to November 21, 2005, William Whitmore shall have resigned as Chief Executive Officer and President of the Buyer and Buyer's Board of Directors shall have taken action to elect Kevin Clement to serve as the Chief Executive Officer and President of the Buyer and as a member of the Board of Directors of Buyer. Prior to the Effective Time, the Board of Directors of the Buyer shall (i) increase the number of members of the Board of Directors to six (6); (ii) take such action as may be necessary to recommend to stockholders the election of three designees of the Seller, including Peter H. Jacobs and two other designees (such three designees, the "Seller Designees") to the Board of Directors of Buyer as of the Effective Time; (iii) take such action as may be necessary to recommend to stockholders the election of Kevin Clement to the Board of Directors of Buyer as of the Effective Time; and (iv) take such action as may be necessary to recommend to stockholders the election of two designees of Granite Associates, Inc., as investors representative, to the Board of Directors of Buyer (the "Investor Designees"). At the Effective Time. Mr. Jacobs shall be elected to serve as the non-executive Chairman of the Board of Directors of Buyer.

               "(b) The directors of Buyer elected pursuant to Section 1.04(a) shall hold their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Buyer's charter documents and applicable law.

               "(c) As of the Effective Time, the Board of Directors of the Buyer immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, provided, however, that if, prior to the Effective Date, any of such designees shall decline or be unable to serve, the party whose designee is unable to serve shall designate another person to server in such person's stead."

     SECTION 2. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

     SECTION 3. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to its principles of conflicts of laws.

     SECTION 4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document.


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     IN WITNESS  WHEREOF,  the parties have duly executed this  Amendment  under seal as of the day and year first above written.



                                              MEDIAMAX TECHNOLOGY
                                              CORPORATION


                                              By: ______________________________
                                                  Name:
                                                  Title:


                                              MMXT SUB, INC.


                                              By: ______________________________
                                                  Name:
                                                  Title:




                                              SUNNCOMM INTERNATIONAL, INC.



                                              By: ______________________________
                                                  Name:
                                                  Title:

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